EXHIBIT 99.1

Regency Centers Reports Second Quarter 2016 Results

JACKSONVILLE, Fla. (August 2, 2016) - Regency Centers Corporation (“Regency” or the “Company”) today reported financial and operating results for the period ended June 30, 2016.

Financial Results

Regency reported net income attributable to common stockholders (“Net Income”) for the second quarter of $34.8 million, or $0.35 per diluted share, compared to Net Income of $32.5 million, or $0.34 per diluted share, for the same period in 2015. For the six months ended June 30, 2016 Net Income was $82.7 million, or $0.84 per diluted share, compared to $57.7 million, or $0.61 per diluted share for the same period in 2015.

The Company reported NAREIT Funds From Operations (“NAREIT FFO”) for the second quarter of $79.7 million, or $0.81 per diluted share, compared to $71.0 million, or $0.75 per diluted share, for the same period in 2015. For the six months ended June 30, 2016 NAREIT FFO was $164.1 million, or $1.67 per diluted share, compared to $140.7 million, or $1.49 per diluted share for the same period in 2015.

Core Funds From Operations (“Core FFO”) for the second quarter was $81.0 million, or $0.82 per diluted share, compared to $71.2 million, or $0.75 per diluted share, for the same period in 2015. For the six months ended June 30, 2016 Core FFO was $159.8 million, or $1.63 per diluted share, compared to $140.7 million, or $1.49 per diluted share for the same period in 2015.

Operating Results

For the period ended June 30, 2016, Regency’s results for wholly owned properties plus its pro-rata share of co-investment partnerships were as follows:

	Q2 2016	YTD
Percent leased, same properties	96.3%
Percent leased, all properties	95.8%
Same property NOI growth without termination fees	3.4%	3.7%
Same property NOI growth without termination fees or redevelopments	3.2%	3.2%
Rental rate growth(1)
New leases	29.0%	37.0%
Renewal leases	9.1%	9.6%
Blended average	12.2%	13.7%
Leasing transactions(2)
Number of new and renewal leasing transactions	399	708
Total square feet leased (000s)	1,611	2,774

(1)	Operating properties only. Rent growth is calculated on a comparable-space, cash basis.

(2)	Total of comparable and non-comparable transactions. Square footage for co-investment partnerships at 100%.

EXHIBIT 99.1

Portfolio Activity

Property Transactions

During the quarter, Regency sold one wholly owned property and three co-investment properties for a combined gross sales price of $45.4 million. Regency’s share of the gross sales price was $10.7 million. Subsequent to quarter-end, Regency sold three wholly owned properties and conveyed the 50% ownership interest in three properties to a co-investment partner for a total of $66.6 million.

Also during the quarter, Regency acquired the retail portion of Market Common Clarendon (“Clarendon”) on an unencumbered basis for a net purchase price of $280.5 million. Located three miles west of downtown Washington, D.C., Clarendon features 300,000 square feet of retail space anchored by Whole Foods Market, Apple, Crate & Barrel and other national retailers. The property features impressive 3-mile demographics, including average household incomes of $140,000, a daytime population of over 500,000, and nearly 75% of the population holds a Bachelor’s degree or higher. Clarendon will provide meaningful NOI growth opportunities through near-term lease expirations and the redevelopment of a contiguous parcel.

Subsequent to quarter-end, Regency acquired Klahanie shopping center on a wholly owned, unencumbered basis for a gross purchase price of $36.0 million. Located in an affluent trade area in the greater Seattle area, Klahanie shopping center is anchored by a highly productive, retailer-owned Quality Food Centers (a Kroger banner) and includes 67,000 square feet of space leased to a compelling mix of national and regional retailers.

Developments and Redevelopments

At quarter end, the Company had 22 properties in development or redevelopment with combined, estimated costs of $201.1 million. In-process developments were a combined 56% funded and 90% leased and committed.

Capital Markets

Credit Ratings

Since the end of the first quarter, both S&P Global Ratings and Fitch Ratings raised Regency’s corporate credit rating to BBB+, with a Stable Outlook.

Equity Offerings

During the quarter, Regency partially settled its forward sale agreement, dated March 17, 2016, in connection with its common stock offering that closed March 23, 2016. The Company received $137.5 million of net proceeds after adjustments for interest, dividends and the underwriters’ discount but before deducting offering expenses, by delivering 1,850,000 shares of the Company’s common stock. The remaining 1,250,000 shares of the Company’s common stock may be settled under the forward sale agreement prior to June 23, 2017.

Subsequent to quarter end, Regency closed an underwritten public offering of 5,002,500 shares of its common stock, which included the underwriters’ full exercise of its option to purchase up to 652,500 shares of Regency’s common stock. The offering resulted in gross proceeds of approximately $400 million (the “Proceeds”). The Company will use a portion of the Proceeds to redeem its outstanding $300 million 5.875% senior unsecured notes (the “Notes”). On July 13, 2016 the Company notified U.S. Bank National Association, as Trustee, of its intent to redeem the Notes on August 12, 2016. The redemption price will be determined in accordance with the applicable indenture and is expected to total approximately $316 million, including

EXHIBIT 99.1

accrued and unpaid interest through the proposed redemption date and a make-whole amount as defined in such indenture. Regency will also use a portion of the Proceeds to settle in full certain forward starting swaps, which were originally intended for a planned new debt issuance in 2017. The payment to settle the forward starting swaps totaled $40.6 million. Excluding accrued and unpaid interest, these one-time charges resulting from the redemption of the Notes and termination of the swaps total $54 million and are expected to reduce NAREIT FFO by $0.54 in the third quarter of 2016. These one-time charges will not impact Core FFO.

Credit Facilities

Subsequent to quarter end, the Company amended its senior unsecured term loan facility (the “Facility”). The amendment increased the Facility size by $100 million to $265 million, extended the maturity date to January 5, 2022 and reduced the applicable interest rate to LIBOR plus 0.95% per annum, which is based on the Company’s credit rating. Following the closing of the Facility amendment, Regency executed interest rate swaps for the full notional amount of the Facility fixing the interest rate at 2.0% through maturity. Regency used the additional $100 million to pay down its line of credit, which was originally drawn as a component to fund the acquisition of Market Common Clarendon. The Company’s line of credit currently has a zero drawn balance.

2016 Guidance

The Company has updated certain components of its 2016 earnings guidance. These changes are summarized below. Please refer to the Company’s second quarter 2016 supplemental information package for a complete list of updates.

Full Year 2016 Guidance
	Previous Guidance	Updated Guidance
Core FFO per diluted share	$3.20 - $3.26	$3.22 - $3.27
NAREIT FFO per diluted share	$3.22 - $3.28	$2.71 - $2.76
Acquisitions (pro-rata) ($000s)	$17,300 - $340,000	$334,000
Dispositions for development funding (pro-rata) ($000s)	$75,000 - $100,000	$115,000 - $125,000

Dividend

On July 28, 2016, Regency’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.50 per share. The dividend is payable on August 31, 2016 to shareholders of record as of August 17, 2016.

Conference Call Information

In conjunction with Regency’s second quarter results, the Company will host a conference call on Wednesday, August 3, 2016 at 11:00 a.m. ET. Dial-in and webcast information is listed below.

Second Quarter Conference Call
Date:	Wednesday, August 3, 2016
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	www.regencycenters.com under Investor Relations

Replay

Webcast Archive:     Investor Relations page under Webcasts & Presentations

EXHIBIT 99.1

Non-GAAP Disclosure

The Company uses certain non-GAAP performance measures, in addition to the required GAAP presentations, as it believes these measures improve the understanding of the Company's operational results. Regency manages its entire real estate portfolio without regard to ownership structure, although certain decisions impacting properties owned through partnerships require partner approval. Therefore, the Company believes presenting its pro-rata share of operating results regardless of ownership structure, along with other non-GAAP measures, makes comparisons of other REITs' operating results to the Company's more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of the Company’s reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change.

NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains and losses from dispositions of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since NAREIT FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP and therefore, should not be considered a substitute measure of cash flows from operations. Core FFO is an additional performance measure used by Regency as the computation of NAREIT FFO includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. Core FFO excludes from NAREIT FFO, but is not limited to: (a) transaction related gains, income or expense; (b) impairments on land; (c) gains or losses from the early extinguishment of debt; and (d) other non-core amounts as they occur. The Company provides a reconciliation of NAREIT FFO to Core FFO.

EXHIBIT 99.1

Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO and Core FFO - Actual (in thousands)

For the Periods Ended June 30, 2016 and 2015	Three Months Ended		Year to Date
	2016	2015	2016	2015
Net Income Attributable to Common Stockholders	$34,810	32,480	$82,687	57,653
Adjustments to reconcile to Funds From Operations:(1)
Depreciation and amortization	48,130	45,293	95,546	90,385
Provision for impairment	—	—	659	—
Gain on sale of operating properties	(3,308)	(6,792)	(14,949)	(7,475)
Exchangeable operating partnership units	64	61	150	110
NAREIT Funds From Operations	$79,696	71,042	$164,093	140,673

NAREIT Funds From Operations	$79,696	71,042	164,093	140,673
Adjustments to reconcile to Core Funds From Operations:(1)
Development and acquisition pursuit costs	1,451	484	2,433	523
Gain on sale of land	(148)	43	(7,258)	(68)
Provision for impairment to land	—	—	512	—
Hedge ineffectiveness	1	1	3	4
Early extinguishment of debt	14	—	14	(61)
Gain on sale of investments	$—	(417)	$—	(417)
Core Funds From Operations	$81,014	71,153	$159,797	140,654

Weighted Average Shares For Earnings per Share	98,218	94,503	98,075	94,392
Weighted Average Shares For Diluted NAREIT FFO and Core FFO per Share	98,372	94,658	98,229	94,546

(1) Includes pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests

Same property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of income from operations to pro-rata same property NOI.

EXHIBIT 99.1

Reconciliation of Income from Operations to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended June 30, 2016 and 2015	Three Months Ended		Year to Date
	2016	2015	2016	2015
Income from operations	$40,096	32,623	$80,804	62,811
Less:
Management, transaction, and other fees	(6,140)	(6,008)	(12,904)	(12,246)
Other (1)	(3,584)	(3,618)	(7,492)	(7,518)
Plus:
Depreciation and amortization	40,299	36,225	79,015	72,218
General and administrative	16,350	15,099	32,649	31,477
Other operating expense, excluding provision for doubtful accounts	1,945	1,222	3,846	1,665
Other expense (income)	23,799	26,308	49,764	52,247
Equity in income of investments in real estate excluded from NOI (2)	12,008	15,887	21,797	32,587
Pro-Rata NOI	124,773	117,738	247,479	233,241

Less pro-rata non-same property NOI (3)	(5,122)	(1,970)	(8,762)	(3,637)

Pro-Rata Same Property NOI	$119,651	115,768	$238,717	229,604

Pro-Rata Same Property NOI without termination fees	$119,556	115,664	$237,878	229,356

Pro-Rata Same Property NOI without termination fees or redevelopments	$102,847	99,699	$204,624	198,335

(1) Includes straight-line rental income, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2) Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, and interest expense.

(3) Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

EXHIBIT 99.1

Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO and Core FFO - Guidance

	Full Year
NAREIT FFO and Core FFO Guidance:	2016
Net income attributable to common stockholders	$0.92	0.97
Adjustments to reconcile net income to NAREIT FFO:
Depreciation and amortization	1.93	1.93
Gain on sale of operating properties	(0.15)	(0.15)
All other amounts	0.01	0.01
NAREIT Funds From Operations	$2.71	2.76

Adjustments to reconcile NAREIT FFO to Core FFO:
Development and acquisition pursuit costs	0.04	0.04
Gain on sale of land	(0.07)	(0.07)
Early extinguishment of debt	0.15	0.15
Derivative settlement	0.40	0.40
All other non-core amounts	(0.01)	(0.01)
Core Funds From Operations	$3.22	3.27

The Company has published forward-looking statements and additional financial information in its second quarter 2016 supplemental information package that may help investors estimate earnings for 2016. A copy of the Company’s second quarter 2016 supplemental information will be available on the Company's website at www.RegencyCenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended June 30, 2016. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (NYSE: REG)

With more than 50 years of experience, Regency is the preeminent national owner, operator and developer of high-quality, grocery anchored neighborhood and community shopping centers. The Company’s portfolio of 311 retail properties encompasses over 42.3 million square feet located in top markets throughout the United States, including co-investment partnerships. Regency has developed 222 shopping centers since 2000, representing an investment at completion of more than $3 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

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Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms

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10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.